Supplemental Financial Information Fourth Quarter 2019 investors.ironmountain.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2020 guidance, expected benefits, costs and actions related to Project Summit, and statements about our investments, dividend policy, leverage, and other goals. These forward- looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost and our ability to comply with laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) our ability or inability to execute our strategic growth plan, expand internationally, complete acquisitions on satisfactory terms, and to integrate acquired companies efficiently; (vi) changes in the amount of our growth and recurring capital expenditures and our ability to raise capital and invest according to plan; (vii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete; and (viii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees and execute on our strategy; (ix) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (x) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (xi) the impact of executing on our growth strategy through joint ventures; (xii) our ability to comply with our existing debt obligations and restrictions on our debt instruments or to obtain additional financing to meet our working capital needs; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) changes in the cost of our debt; (xv) the impact of alternative, more attractive investments on dividends; (xvi) the cost or potential liabilities associated with real estate necessary for our business; (xvii) the performance of business partners upon whom we depend for technical assistance or management expertise; (xviii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xix) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward- looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will discuss (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this document (see Table of Contents). Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of property, plant and equipment (including of real estate) and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. Investor Relations Contacts: Greer Aviv, 617-535-2887 Nathan McCurren, 617-535-2997 Senior Vice President, Investor Relations Director, Investor Relations greer.aviv@ironmountain.com nathan.mccurren@ironmountain.com investors.ironmountain.com 2

Table of Contents Section I - Company Profile 4 Section II - Financial Highlights and Guidance Financial and Operating Highlights 5 2019 Actuals vs. Guidance 6 2020 Guidance Summary 7 Organic Revenue Growth 8 Section III - Operational Metrics Worldwide Storage Volume 9 Quarterly and Year-to-Date Operating Performance 10 Section IV - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Reconciliation of Income from Continuing Operations to Adjusted EBITDA 13 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 14 Reconciliation of Net Income to FFO and AFFO 15 Reconciliation of Net Income to FFO and AFFO (Continued) 16 Reconciliation of Cash Flow from Operations to AFFO 17 Section V - Storage and Service Reconciliation Storage and Service Reconciliation 18 Storage Net Operating Income (NOI) and Service Business Detail 19 Section VI - Real Estate Metrics 20 Global Real Estate Portfolio and Lease Obligations Facility Lease Expirations Section VII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 21 Data Center Operating Portfolio and Development Activity 22 Section VIII - Capitalization and Debt Maturity Profile 24 Capitalization Debt Maturity Profile Section IX - Capital Expenditures and Acquisitions Capital Expenditures and Investments 25 Business and Customer Acquisitions 26 Section X - Appendix and Definitions 27 All figures except per share, Megawatts (MW), Kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended December 31, 2019 unless noted Unaudited investors.ironmountain.com 3

Section I - Company Profile Facts and Figures $4.3 Billion 225,000+ Annualized Revenue Customer Accounts 25,000+ ~1,450 Employees Facilities Worldwide 89 million+ ~700 million Pieces of Media Cubic Feet of Hardcopy Records Key Revenue Facts Diversification of Total Revenue and Gross Profit investors.ironmountain.com 4

IRON MOUNTAIN
Section II - Financial Highlights and Guidance

Financial Highlights

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Storage Rental Revenue	$675,507	$673,318	$669,288	$662,974	$658,894
Service Revenue	$404,083	$388,906	$397,619	$390,889	$402,595
Total Revenues	**$1,079,590**	**$1,062,224**	**$1,066,907**	**$1,053,863**	**$1,061,489**
Income (Loss) from Continuing Operations	$37,104	$108,284	$92,347	$30,476	$158,557
Adjusted EBITDA	$386,456	$375,701	$350,942	$324,506	$359,364
Adjusted EBITDA Margin	35.8%	35.4%	32.9%	30.8%	33.9%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$37,700	$107,675	$92,441	$29,561	$157,846
Reported EPS - fully Diluted from Continuing Operations	$0.13	$0.37	$0.32	$0.10	$0.55
Adjusted EPS	$0.31	$0.32	$0.23	$0.17	$0.25
FFO (Normalized)	$187,168	$178,141	$154,609	$137,517	$161,748
FFO (Normalized) per Share	$0.65	$0.62	$0.54	$0.48	$0.56
AFFO	$228,033	$225,270	$209,624	$193,399	$193,760
Dividend per Share	$0.62	$0.61	$0.61	$0.61	$0.61
Weighted Average Common Shares Outstanding - Diluted	288,082	287,691	287,481	287,492	287,066
Lease-Adjusted Leverage Ratio	**5.7x**	**5.8x**	**5.8x**	**5.8x**	**5.6x**

Operating Highlights

	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Organic Storage Rental Revenue Growth	2.5 %	3.0 %	2.4 %	2.0%	1.9%
Organic Service Revenue Growth	(0.7)%	(3.0)%	(2.0)%	1.8%	6.1%
Total Volume - Storage	704,218	706,162	706,014	704,717	698,062
Storage Facility Capacity Utilization	81.6 %	82.1 %	85.3 %	85.0%	84.1%
Records Management Retention Rate	93.6 %	93.5 %	93.6 %	93.4%	93.4%
Storage Revenue / Sq. Ft	$7.61	$7.58	$7.55	$7.55	$7.59
Storage NOI / Sq. Ft	$6.21	$6.19	$6.15	$6.01	$6.15
Data Center:					
Leasable Megawatts	120.3	117.6	107.8	105.3	105.3
Leased % - Stabilized	90.0 %	90.2 %	90.8 %	89.7%	93.0%
Leased % - Total	85.7 %	84.4 %	89.2 %	87.2%	89.2%
Kilowatts Leased - New/Expansion	1,726	7,959	3,199	4,003	3,284
Churn	1.5 %	2.4 %	0.7 %	5.1%	0.8%
Number of Facilities	14	14	13	13	13
Number of Markets	13	13	13	12	11

(1) All 2018 financials reflect an immaterial restatement, for details refer to the 10-K for the year ended December 31, 2019.

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Section II - Financial Highlights and Guidance 2019 Actuals vs. Guidance 2019 Actuals 2019 Guidance (1) Y/Y % Change Revenue $4,263 $4,250 - $4,280 0.9% Adjusted EBITDA $1,438 $1,430 - $1,450 0.9% Adjusted EPS $1.02 $1.00 - $1.05 (4.7)% AFFO $856 $850 - $870 (0.7)% (1) As of 10/31/2019. investors.ironmountain.com 6

IRON MOUNTAIN
Section II - Financial Highlights and Guidance

2020 Guidance Summary (1) ($M's, except Adjusted EPS)

	2020 Guidance (2)	Y/Y % Change
Revenue	$4,375 - $4,475	3% - 5%
Adjusted EBITDA	$1,520 - $1,570	6% - 9%
Adjusted EPS	$1.15 - $1.25	13% - 23%
AFFO (3)	$930 - $960	9% - 12%

Note:
2020 Guidance assumes:

- Total organic revenue growth of flat to +2.0%; organic storage rental revenue growth of 1.0% - 3.0%
- Interest expense of $435-$445M and normalized cash taxes of $70-$80M
- Structural tax rate of 18% to 20%
- Full-year weighted average shares outstanding of ~288M
- Recurring CapEx and Non-Real Estate Growth Investments of $140-$160M
- Real Estate Growth Investment and Innovation of $150-$175M
- Business acquisitions of ~$150M plus acquisitions of customer relationships and inducements of ~$75M
- Data Center development capex of ~$200M (assumes closing of Frankfurt JV)
- Capital Recycling proceeds of ~$100M
- Project Summit restructuring charge of ~$130M, with Adjusted EBITDA benefit of $80M in 2020

---

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) Guidance reflects FX rates as of January 3, 2020, and is subject to fluctuation.
(3) AFFO 2020 Guidance excludes capital expenditures associated with Restructuring Charges.

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IRON MOUNTAIN
Section II - Financial Highlights and Guidance

Organic Revenue Growth

	Q4 2019				YTD 2019			
	Reported	Constant Currency	Organic Growth (1)	Revenue Mix	Reported	Constant Currency	Organic Growth (1)	Revenue Mix
Storage Rental	2.5%	3.5%	2.5%	62.6%	2.2%	4.3%	2.5%	62.9%
Service	0.4%	1.5%	(0.7)%	37.4%	(1.4)%	0.9%	(1.0)%	37.1%
Total Revenues	**1.7%**	**2.7%**	**1.3%**	**100.0%**	**0.9%**	**3.0%**	**1.1%**	**100.0%**

Total Organic Revenue Growth


8.0%
6.0%
4.0%
2.0%
0.0%
2.5%
2.8%
4.1%
4.1%
3.5%
1.9%
0.7%
0.7%
1.3%
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Organic Storage Rental Revenue Growth


6.0%
4.0%
2.0%
0.0%
4.2%
3.7%
1.9%
2.3%
1.9%
2.0%
2.4%
3.0%
2.5%
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Organic Service Revenue Growth


7.0%
5.0%
3.0%
1.0%
-1.0%
-3.0%
(0.1)%
1.4%
7.6%
7.1%
6.1%
1.8%
(2.0)%
(3.0)%
(0.7)%
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

1) Constant Currency and excluding impact from business acquisitions and dispositions.

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IRON MOUNTAIN
Section III - Operational Metrics

Worldwide Storage Volume


700,000
680,000
660,000
640,000
620,000
600,000
Cubic Feet ('000s)
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Records Management
Data Protection
Adjacent Businesses
Consumer and Other

Worldwide Cubic Feet	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019
Records Management	684,288	685,986	687,050	689,273	691,321	696,108	696,359	696,078	693,828
Data Protection	719	743	742	735	753	733	760	772	786
Adjacent Businesses	2,664	4,248	4,468	4,474	5,537	5,392	5,644	5,507	5,508
Consumer and Other	172	315	399	435	451	2,485	3,251	3,805	4,096
Total Storage Volume	**687,843**	**691,291**	**692,659**	**694,917**	**698,062**	**704,717**	**706,014**	**706,162**	**704,218**
Business Acquisitions during the quarter (1)	3,710	3,074	1,690	2,617	2,462	4,248	587	202	514

(1) Business acquisitions volume acquired during the quarter included in total volume.

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IRON MOUNTAIN
Section III - Operational Metrics

Fourth-Quarter 2019

	Q4 2019		Q4 2018		Reported	Constant Currency	Organic Growth (2)
Global RIM Business							
Storage Rental	$581,884		$569,871		2.1%	3.2%	2.2%
Service	380,245		380,798		(0.1)%	1.0%	(1.0)%
Total Revenues	$962,129		$950,669		1.2%	2.3%	0.9%
Adjusted EBITDA & Margin	**$406,627**	**42.3%**	**$393,181**	**41.4%**			
Global Data Center Business							
Data Center Revenue (1)	$68,906		$64,105		7.5%	7.8%	7.8%
Adjusted EBITDA & Margin	**$35,603**	**51.7%**	**$26,585**	**41.5%**			
Corporate and Other Business							
Storage Rental	$28,999		$27,826		4.2%	4.3%	1.9%
Service	19,556		18,889		3.5%	3.8%	(2.5)%
Total Revenues	$48,555		$46,715		3.9%	4.1%	0.1%
Adjusted EBITDA	**$(55,775)**		**$(60,403)**				
Total Consolidated							
Storage Rental	$675,507		$658,894		2.5%	3.5%	2.5%
Service	404,083		402,595		0.4%	1.5%	(0.7)%
Total Revenues	$1,079,590		$1,061,489		1.7%	2.7%	1.3%
Adjusted EBITDA & Margin	**$386,456**	**35.8%**	**$359,364**	**33.9%**			

Full-Year 2019

	Full-Year 2019		Full-Year 2018		Reported	Constant Currency	Organic Growth (2)
Global RIM Business							
Storage Rental	$2,320,076		$2,301,344		0.8%	3.0%	2.2%
Service	1,492,357		1,541,256		(3.2)%	(1.0)%	(1.3)%
Total Revenues	$3,812,433		$3,842,600		(0.8)%	1.4%	0.8%
Adjusted EBITDA & Margin	**$1,563,223**	**41.0%**	**$1,569,353**	**40.8%**			
Global Data Center Business							
Data CenterRevenue (1)	$257,151		$228,983		12.3%	12.8%	4.8%
Adjusted EBITDA & Margin	**$121,517**	**47.3%**	**$99,574**	**43.5%**			
Corporate and Other Business							
Storage Rental	$114,086		$102,436		11.4%	11.9%	3.2%
Service	78,914		51,742		52.5%	55.0%	8.2%
Total Revenues	$193,000		$154,178		25.2%	26.3%	4.9%
Adjusted EBITDA	**$(247,135)**		**$(244,103)**				
Total Consolidated							
Storage Rental	$2,681,087		$2,622,455		2.2%	4.3%	2.5%
Service	1,581,497		1,603,306		(1.4)%	0.9%	(1.0)%
Total Revenues	$4,262,584		$4,225,761		0.9%	3.0%	1.1%
Adjusted EBITDA & Margin	**$1,437,605**	**33.7%**	**$1,424,824**	**33.7%**			

1) Includes Global Data Center service revenue of $4,282 and $2,909 in Q4 2019 and Q4 2018, respectively and $10,226 and $10,308 in full year 2019 and full year 2018, respectively.
(2) Constant Currency and excluding impact from business acquisitions and dispositions.

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Section IV - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 12/31/2019 12/31/2018 ASSETS Current Assets: Cash and Cash Equivalents $193,555 $165,485 Accounts Receivable, Net 850,701 846,889 Other Current Assets 192,083 195,740 Total Current Assets $1,236,339 $1,208,114 Property, Plant and Equipment: Property, Plant and Equipment $8,048,906 $7,600,949 Less: Accumulated Depreciation (3,425,869) (3,111,392) Property, Plant and Equipment, Net $4,623,037 $4,489,557 Other Assets, Net: Goodwill $4,485,209 $4,441,030 Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles 1,393,183 1,506,522 Operating Lease Right-of-use Assets 1,869,101 — Other 209,947 211,995 Total Other Assets, Net $7,957,440 $6,159,547 Total Assets $13,816,816 $11,857,218 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $389,013 $126,406 Accounts Payable 324,708 318,765 Accrued Expenses and Other Current Liabilities 961,752 780,781 Deferred Revenue 274,036 264,823 Total Current Liabilities $1,949,509 $1,490,775 Long-term Debt, Net of Current Portion 8,275,566 8,016,417 Long-term Operating Lease Liabilities 1,728,686 — Other Long-term Liabilities (1) 398,828 487,563 Total Long-term Liabilities $10,403,080 $8,503,980 Total Liabilities $12,352,589 $9,994,755 Equity Total Stockholders' Equity $1,463,962 $1,861,054 Noncontrolling Interests 265 1,409 Total Equity $1,464,227 $1,862,463 Total Liabilities and Equity $13,816,816 $11,857,218 (1) Includes redeemable noncontrolling interests of $67.7mm and $70.5mm as of December 31, 2019 and December 31, 2018, respectively. investors.ironmountain.com 11

IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Consolidated Statements of Operations

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Revenues:						
Storage Rental	$675,507	$658,894	2.5 %	$2,681,087	$2,622,455	2.2 %
Service	404,083	402,595	0.4 %	1,581,497	1,603,306	(1.4)%
Total Revenues	**$1,079,590**	**$1,061,489**	**1.7 %**	**$4,262,584**	**$4,225,761**	**0.9 %**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)	459,488	450,765	1.9 %	1,833,315	1,793,954	2.2 %
Selling, General and Administrative	233,646	251,360	(7.0)%	991,664	1,006,983	(1.5)%
Depreciation and Amortization	173,825	164,918	5.4 %	658,201	639,514	2.9 %
Significant Acquisition Costs	4,696	11,950	(60.7)%	13,293	50,665	(73.8)%
Restructuring Charges	48,597	—	n/a	48,597	—	n/a
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(46,737)	(71,558)	(34.7)%	(63,824)	(73,622)	(13.3)%
Total Operating Expenses	**$873,515**	**$807,435**	**8.2 %**	**$3,481,246**	**$3,417,494**	**1.9 %**
Operating Income (Loss)	**$206,075**	**$254,054**	**(18.9)%**	**$781,338**	**$808,267**	**(3.3)%**
Interest Expense, Net	104,871	105,813	(0.9)%	419,298	409,648	2.4 %
Foreign Currency Transaction Loss / (Gain)	44,738	(19,393)	n/a	24,852	(15,567)	n/a
Other Expense (Income), Net	2,557	6,290	(59.3)%	9,046	3,875	n/a
Income (Loss) before Provision (Benefit) for Income Taxes	**$53,909**	**$161,344**	**(66.6)%**	**$328,142**	**$410,311**	**(20.0)%**
Provision (Benefit) for Income Taxes	16,805	2,795	n/a	59,931	42,753	40.2 %
Income (Loss) from Continuing Operations	**$37,104**	**$158,549**	**(76.6)%**	**$268,211**	**$367,558**	**(27.0)%**
Income (Loss) from Discontinued Operations, Net of Tax	—	10	n/a	104	(12,427)	n/a
Net Income (Loss)	**$37,104**	**$158,559**	**(76.6)%**	**$268,315**	**$355,131**	**(24.4)%**
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(596)	713	n/a	938	1,198	(21.7)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$37,700**	**$157,846**	**(76.1)%**	**$267,377**	**$353,933**	**(24.5)%**
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	$0.13	$0.55	(76.4)%	$0.93	$1.28	(27.3)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	$(0.04)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.13**	**$0.55**	**(76.4)%**	**$0.93**	**$1.24**	**(25.0)%**
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	$0.13	$0.55	(76.4)%	$0.93	$1.28	(27.3)%
Total Income (Loss) from Discontinued Operations	—	—	n/a	—	$(0.04)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.13**	**$0.55**	**(76.4)%**	**$0.93**	**$1.23**	**(24.4)%**
Weighted Average Common Shares Outstanding - Basic	287,277	286,250	0.4 %	286,971	285,913	0.4 %
Weighted Average Common Shares Outstanding - Diluted	288,082	287,066	0.4 %	287,687	286,653	0.4 %

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IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Income from Continuing Operations	**$37,104**	**$158,549**	**(76.6)%**	**$268,211**	**$367,558**	**(27.0)%**
Add / (Deduct):						
Provision (Benefit) for Income Taxes	16,805	2,795	n/a	59,931	42,753	40.2 %
Foreign Currency Transaction Loss / (Gain)	44,738	(19,393)	n/a	24,852	(15,567)	n/a
Other Expense (Income), Net (1)	2,557	6,290	(59.3)%	9,046	3,875	n/a
Interest Expense, Net	104,871	105,813	(0.9)%	419,298	409,648	2.4 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(46,737)	(71,558)	(34.7)%	(63,824)	(73,622)	(13.3)%
Depreciation and Amortization	173,825	164,918	5.4 %	658,201	639,514	2.9 %
Significant Acquisition Costs	4,696	11,950	(60.7)%	13,293	50,665	(73.8)%
Restructuring Charges	48,597	—	n/a	48,597	—	n/a
Adjusted EBITDA	**$386,456**	**$359,364**	**7.5 %**	**$1,437,605**	**$1,424,824**	**0.9 %**

(1) Excludes realized and unrealized Foreign Currency Transaction (Gain) / Loss.

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IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Reported EPS - Fully Diluted from Continuing Operations	**$0.13**	**$0.55**	**(76.4)%**	**$0.93**	**$1.28**	**(27.3)%**
Add / (Deduct):						
Other Expense (Income), Net	0.16	(0.05)		0.12	(0.04)	
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.16)	(0.25)		(0.22)	(0.25)	
Significant Acquisition Costs	0.02	0.04		0.05	0.18	
Restructuring Charges	0.17	—		0.17	—	
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	(0.05)		(0.02)	(0.09)	
Adjusted EPS - Fully Diluted from Continuing Operations	**$0.31**	**$0.25**	**24.0 %**	**$1.02**	**$1.07**	**(4.7)%**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the year ended December 31, 2019 and 2018, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 18.2% for the year ended December 31, 2019 and 18.2% for the year ended December 31, 2018. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the full year adjustment.

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IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Net Income to FFO and AFFO

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Net Income	**$37,104**	**$158,559**	**(76.6)%**	**$268,315**	**$355,131**	**(24.4)%**
Add / (Deduct):						
Real Estate Depreciation (1)	83,237	73,305		303,415	284,804	
Loss (Gain) on Sale of Real Estate, Net of Tax	(58,942)	(53,980)		(99,194)	(55,328)	
Data Center Lease-Based Intangible Asset Amortization (2)	11,359	12,623		46,696	43,061	
FFO (Nareit)	**$72,758**	**$190,507**	**(61.8)%**	**$519,232**	**$627,668**	**(17.3)%**
Add / (Deduct):						
(Gain) Loss on Disposal/Write-Down of PP&E, Net	12,205	(9,103)		40,763	(9,818)	
Foreign Currency Transaction (Gain) / Loss	44,738	(19,393)		24,852	(15,567)	
Other (Income) Expense, Net	2,557	6,290		9,046	3,875	
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(2,015)	(21,820)		(10,208)	(34,131)	
Loss (Income) from Discontinued Operations, Net of Tax	—	(10)		(104)	12,427	
Real Estate Financing Lease Depreciation	3,632	3,327		13,364	13,650	
Significant Acquisition Costs	4,696	11,950		13,293	50,665	
Restructuring Charges	48,597	—		48,597	—	
FFO (Normalized)	**$187,168**	**$161,748**	**15.7 %**	**$658,835**	**$648,769**	**1.6 %**
Per Share Amounts (Fully Diluted Shares)						
FFO (Nareit)	$0.25	$0.66	(62.1)%	$1.81	$2.19	(17.4)%
FFO (Normalized)	$0.65	$0.56	16.1 %	$2.29	$2.26	1.3 %
Weighted Average Common Shares Outstanding - Basic	287,277	286,250	0.4 %	286,971	285,913	0.4 %
Weighted Average Common Shares Outstanding - Diluted	288,082	287,066	0.4 %	287,687	286,653	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items.

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IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Net Income to FFO and AFFO (Continued)

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
FFO (Normalized)	**$187,168**	**$161,748**	**15.7%**	**$658,835**	**$648,769**	**1.6 %**
Add / (Deduct):						
Non-Real Estate Depreciation	32,969	38,185		139,543	154,286	
Amortization Expense (1)	37,624	34,073		136,074	129,875	
Amortization of Deferred Financing Costs	4,454	4,137		16,740	15,675	
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	3,288	3,851		13,703	16,281	
Non-Cash Rent Expense (Income)	1,408	875		4,802	(1,664)	
Stock-based Compensation Expense	7,514	7,815		35,654	31,167	
Reconciliation to Normalized Cash Taxes	12,368	2,808		5,476	18,483	
Less:						
Non-Real Estate Growth Investment (2)	33,062	15,616		61,977	45,814	
Real Estate, Data Center and Non-Real Estate Recurring CapEx (3)	25,698	44,116		92,528	104,427	
AFFO	**$228,033**	**193,760**	**17.7%**	**$856,322**	**$862,631**	**(0.7)%**

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $5.0mm and $3.4mm in Q4 2019 and Q4 2018, respectively, and $19.1mm and $13.8mm in full year 2019 and full year 2018, respectively.

(2) Non-Real Estate Growth Investment (i) excludes integration CapEx included in Significant Acquisition Costs of $0.5mm and $4.5mm in Q4 2019 and Q4 2018, respectively, and $0.5mm and $14.4mm in full year 2019 and full year 2018, respectively, and (ii) includes Non-Real Estate Growth Investment associated with the Global Data Center Business segment of $6.3mm and $3.3mm in Q4 2019 and Q4 2018, respectively, and $14.9mm and $7.5mm in full year 2019 and full year 2018, respectively.

(3) Recurring CapEx excludes integration recurring expense included in Significant Acquisition Costs of $0.5mm and $0.6mm in Q4 2019 and Q4 2018, respectively, and $1.2mm and $1.0mm in full year 2019 and full year 2018, respectively.

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IRON MOUNTAIN
Section IV - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Cash Flow from Operations to AFFO

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Cash Flow from Operating Activities-Continuing Operations	**$318,510**	**$311,006**	**2.4 %**	**$966,655**	**$936,544**	**3.2 %**
Adjust for:						
Tax on Gain from Disposition of Real Estate	—	511	n/a	5,393	512	n/a
Tax Impact of Reconciling Items and Discrete Tax Items Net of Deferred Tax	1,252	(11,804)	n/a	(9,584)	(21,416)	(55.2)%
Reconciliation to Normalized Cash Taxes	12,368	2,808	n/a	5,476	18,483	(70.4)%
Significant Acquisition Costs	4,696	11,950	(60.7)%	13,293	50,665	(73.8)%
Restructuring Charges	48,597	—	n/a	48,597	—	n/a
Working Capital Adjustments (1)	(87,210)	(60,457)	44.3 %	(8,756)	38,886	n/a
Non-Real Estate Growth Investment CapEx	(33,062)	(15,616)	n/a	(61,977)	(45,814)	35.3 %
Real Estate, Data Center and Non-Real Estate Recurring CapEx (2)	(25,698)	(44,116)	(41.7)%	(92,528)	(104,427)	(11.4)%
Amortization of Capitalized Commissions	(5,004)	(3,405)	47.0 %	(19,109)	(13,838)	38.1 %
Other and FX	(6,416)	2,883	n/a	8,862	3,036	n/a
AFFO	**$228,033**	**$193,760**	**17.7 %**	**$856,322**	**$862,631**	**(0.7)%**

(1) Working capital adjustments in Q4 2019 are driven primarily by changes in accruals for interest payable and accounts payable.
(2) Recurring CapEx excludes integration recurring expense included in Significant Acquisition Costs of $0.5mm and $0.6mm in Q4 2019 and Q4 2018, respectively, and $1.2mm and $1.0mm in the full year 2019 and the full year 2018, respectively.

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IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Storage and Service Reconciliation

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Total Storage Rental Revenue	**$675,507**	**$658,894**	**2.5 %**	**$2,681,087**	**$2,622,455**	**2.2 %**
Add: Permanent Withdrawal Fees	6,552	7,578	(13.5)%	24,934	26,958	(7.5)%
Adjusted Storage Rental Revenue	**$682,059**	**$666,472**	**2.3 %**	**$2,706,021**	**$2,649,413**	**2.1 %**
Total Service Revenue	**$404,083**	**$402,595**	**0.4 %**	**$1,581,497**	**$1,603,306**	**(1.4)%**
Less: Permanent Withdrawal Fees	6,552	7,578	(13.5)%	24,934	26,958	(7.5)%
Adjusted Service Revenue	**$397,531**	**$395,017**	**0.6 %**	**$1,556,563**	**$1,576,348**	**(1.3)%**
Storage Cost of Sales (COS)						
Storage COS Excluding Rent	96,305	94,822	1.6 %	381,615	365,295	4.5 %
Storage Rent	85,146	78,289	8.8 %	338,737	309,612	9.4 %
Total Storage COS	**$181,451**	**$173,111**	**4.8 %**	**$720,352**	**$674,907**	**6.7 %**
Service Cost of Sales (COS)						
Service COS Excluding Rent	274,808	274,340	0.2 %	1,100,566	1,104,673	(0.4)%
Service Rent	3,229	3,314	(2.6)%	12,397	14,374	(13.8)%
Total Service COS	**$278,037**	**$277,654**	**0.1 %**	**$1,112,963**	**$1,119,047**	**(0.5)%**
Total COS	**$459,488**	**$450,765**	**1.9 %**	**$1,833,315**	**$1,793,954**	**2.2 %**
SG&A Costs						
Storage Overhead	$34,234	$37,872	(9.6)%	$150,612	$165,225	(8.8)%
Service Overhead	24,305	24,296	—	102,621	109,583	(6.4)%
Corporate Overhead	116,120	123,327	(5.8)%	492,727	474,869	3.8 %
Sales and Marketing	58,987	65,865	(10.4)%	245,704	257,306	(4.5)%
Total SG&A	**$233,646**	**$251,360**	**(7.0)%**	**$991,664**	**$1,006,983**	**(1.5)%**
Adjusted EBITDA						
Total Storage Adjusted EBITDA	$466,374	$455,488	2.4 %	$1,835,057	$1,809,281	1.4 %
Total Service Adjusted EBITDA	95,188	93,067	2.3 %	340,979	347,718	(1.9)%
Less: Corporate Overhead and Sales and Marketing	(175,106)	(189,191)	(7.4)%	(738,431)	(732,175)	0.9 %
Total Adjusted EBITDA	**$386,456**	**$359,364**	**7.5 %**	**$1,437,605**	**$1,424,824**	**0.9 %**

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IRON MOUNTAIN
Section V - Storage and Service Reconciliation

Storage Net Operating Income (NOI)

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Total Storage Rental Revenue	$675,507	$658,894	2.5 %	$2,681,087	$2,622,455	2.2 %
Terminations/Permanent Withdrawal Fees	6,552	7,578	(13.5)%	24,934	26,958	(7.5)%
Total Revenue from Adjusted Storage Rental Activities	**$682,059**	**$666,472**	**2.3 %**	**$2,706,021**	**$2,649,413**	**2.1 %**
Less: Storage Rental Expenses						
Facility Costs	$163,815	$154,407	6.1 %	$659,399	$610,334	8.0 %
Storage Rental Labor	6,529	6,284	3.9 %	25,303	23,493	7.7 %
Other Storage Rental Expenses	11,107	12,421	(10.6)%	35,650	41,080	(13.2)%
Storage Cost of Sales	**$181,451**	**$173,112**	**4.8 %**	**$720,352**	**$674,907**	**6.7 %**
Allocated Overhead (1)	34,234	37,872	(9.6)%	150,612	165,225	(8.8)%
Total Storage Rental Expenses	**$215,685**	**$210,984**	**2.2 %**	**$870,964**	**$840,132**	**3.7 %**
Storage Gross Profit	**$500,608**	**$493,360**	**1.5 %**	**$1,985,669**	**$1,974,506**	**0.6 %**
Storage Gross Margin	73.4%	74.0%	-60 bps	73.4%	74.5%	-110 bps
Total Storage Adjusted EBITDA	**$466,374**	**$455,488**	**2.4 %**	**$1,835,057**	**$1,809,281**	**1.4 %**
Total Storage Adjusted EBITDA Margin	68.4%	68.3%	10 bps	67.8%	68.3%	-50 bps
Storage Rent	85,146	78,289	8.8 %	338,737	309,612	9.4 %
Storage Rental Expenses (excluding Storage Rent)	130,539	132,695	(1.6)%	532,227	530,520	0.3 %
Storage Net Operating Income	**$551,520**	**$533,777**	**3.3 %**	**$2,173,794**	**$2,118,893**	**2.6 %**
Storage Net Operating Income Margin	80.9%	80.1%	80 bps	80.3%	80.0%	40 bps

Service Business Detail

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Total Service Revenue	$404,083	$402,595	0.4 %	$1,581,497	$1,603,306	(1.4)%
Less: Terminations/Permanent Withdrawal Fees	6,552	7,578	(13.5)%	24,934	26,958	(7.5)%
Adjusted Service Revenue	**$397,531**	**$395,017**	**0.6 %**	**$1,556,563**	**$1,576,348**	**(1.3)%**
Less: Service Expenses						
Facility Costs	$10,147	$10,519	(3.5)%	$37,937	$40,791	(7.0)%
Service Labor	195,545	196,545	(0.5)%	789,156	795,234	(0.8)%
Other Service Expenses	72,345	70,590	2.5 %	285,870	283,022	1.0 %
Service Cost of Sales	**$278,037**	**$277,654**	**0.1 %**	**$1,112,963**	**$1,119,047**	**(0.5)%**
Allocated Overhead (1)	24,306	24,296	—	102,621	109,583	(6.4)%
Total Service Expenses	**$302,343**	**$301,950**	**0.1 %**	**$1,215,584**	**$1,228,630**	**(1.1)%**
Total Service Gross Profit	**$119,494**	**$117,363**	**1.8 %**	**$443,600**	**$457,301**	**(3.0)%**
Total Service Gross Margin	30.1%	29.7%	30 bps	28.5%	29.0%	-50 bps
Total Service Adjusted EBITDA	**$95,188**	**$93,067**	**2.3 %**	**$340,979**	**$347,718**	**(1.9)%**
Total Service Adjusted EBITDA Margin	23.9%	23.6%	40 bps	21.9%	22.1%	-20 bps
Service Rent	3,229	3,314	(2.6)%	12,397	14,374	(13.8)%
Total Service Adjusted EBITDAR	**$98,417**	**$96,381**	**2.1 %**	**$353,376**	**$362,092**	**(2.4)%**
Total Service Adjusted EBITDAR Margin	24.8%	24.4%	40 bps	22.7%	23.0%	-30 bps

(1) Refer to page 18 and the Appendix for overhead allocations and definitions.

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IRON MOUNTAIN
Section VI - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities (2)		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 9/30/2019 (3)	306	28,975	1,151	62,897	1,457	91,872
Additions & Expansions	—	—	16	973	16	973
Dispositions & Move Outs	(8)	(661)	(17)	(802)	(25)	(1,464)
Total as of 12/31/2019 (4)	**298**	**28,314**	**1,150**	**63,068**	**1,448**	**91,381**
Total %	***20.6%***	***31.0%***	***79.4%***	***69.0%***		

Top Five Markets Owned, United States (in Sq. Ft.)

Northern New Jersey	2,086
Boston	1,428
Chicago	1,282
Dallas	1,023
Los Angeles	1,012

Top Five Markets Owned, International (in Sq. Ft.)

Paris, France	807
Montreal, Canada	552
London, UK	474
Bueños Aires, Argentina	470
Mexico City, Mexico	452

Facility Lease Expirations (5) (% of total square feet subject to lease)


6.6%
5.9%
4.0%
3.4%
3.9%
5.1%
2.7%
4.1%
3.6%
4.9%
55.8%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.0 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Out of the 16 leased building additions and expansions, 5 were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Includes 9 owned data center facilities and 5 leased data center facilities with 2.3mm Sq.Ft. and 0.6mm Sq. Ft., respectively.
(5) Includes financing and operating lease obligations.

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IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2020	610	27.6	25.3%	$72,784	28.1%
2021	346	20.2	18.5%	62,083	23.9%
2022	232	12.6	11.5%	31,007	12.0%
2023	79	9.5	8.7%	22,652	8.7%
2024	30	6.7	6.1%	16,121	6.2%
2025	20	7.6	7.0%	17,061	6.6%
2026	2	0.1	—	157	0.1%
Thereafter	17	24.9	22.9%	37,375	14.4%
Total	**1,336**	**109.2**	**100.0%**	**$259,240**	**100.0%**

WALE:	2.9 years

Data Center Leasing Activity Summary

	Q4 2019				Full-Year 2019			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	63	$294	1,726	$170	274	$1,947	16,888	$115
Commenced leases	125	906	7,828	116	468	2,371	17,531	135
Renewed leases	65	495	1,876	264	236	1,922	8,140	236
Churn	**1.5%**				**9.7%**			

Green Power Pass Launch

- Easiest, fastest, and lowest-cost way for Data Center users to reduce their reportable greenhouse gas emissions.
- New product is available to any IMDC customer, regardless of size, at any Iron Mountain Data Center across the globe.

2019 Data Center Solutions (DCS) Awards

DCS Awards recognize excellence and innovation to designers, suppliers and providers in the Data Center industry in Europe:

- Data Center Energy Efficiency Project of the Year
- Data Center Hosting/Co-Location Supplier of the Year
- Excellence in Data Center Service Award

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IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	88.0%	—	—	14.2	88.0%
Phoenix						
AZP-1	41.0	93.9%	—	—	41.0	93.9%
AZP-2	—	—	4.0	0.4%	4.0	0.4%
AZS-1	5.7	77.7%	—	—	5.7	77.7%
Total Phoenix	**46.7**	**91.9%**	**4.0**	**0.4%**	**50.7**	**84.7%**
Denver						
DEN-1	11.3	63.8%	—	—	11.3	63.8%
New Jersey						
NJE-1	14.1	100.0%	—	—	14.1	100.0%
Northern Virginia						
VA-1	10.5	100.0%	—	—	10.5	100.0%
Amsterdam						
AMS-1	11.8	92.1%	—	—	11.8	92.1%
London						
LON-1	4.0	78.8%	1.1	54.0%	5.1	73.6%
Singapore						
SIN-1	1.0	100.0%	1.6	16.4%	2.6	48.6%
Total Data Center Properties	**113.6**	**90.0%**	**6.7**	**12.7%**	**120.3**	**85.7%**

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IRON MOUNTAIN
Section VII - Data Center Customer and Portfolio Metrics

Data Center Development Activity

Project / Facilities	MW Under Construction	MW Pre-Leased	% Pre-Leased	Investment in Q4 2019 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 2	0.6	0.3	50.0%	$1.6	$1.7	$2.9	Q2 2020	Q4 2020	6.2
New Jersey									
NJE-1 Phase 3	1.0	1.0	100.0%	$5.4	$6.7	$7.6	Q2 2020	Q2 2020	10.5
All Other Facilities									67.5
Total Expansion	**1.6**	**1.3**	**80.5%**	**$7.0**	**$8.4**	**$10.5**			**84.2**
New Development									
Amsterdam									
AMS-2									15.4
Chicago									
CHI-2									36.0
Frankfurt									
FRA-1	9.0	—	—	$10.0	$16.1	$138.4	Q2 2021	Q2 2023	18.0
London									
LON-2									25.0
Northern Virginia									
VA-2 Phase 1	4.0	—	—	$14.5	$54.7	$93.6	Q2 2020	Q4 2020	20.0
VA Future Phases		—	—	—	—	—			23.6
Total New Development	**13.0**	**—**	**—**	**$24.5**	**$70.8**	**$232.0**			**138.0**
Total Development	**14.6**	**1.3**	**9.0%**	**$31.6**	**$79.3**	**$242.5**			**222.2**

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Section VIII - Capitalization and Debt Maturity Profile Capitalization Senior Credit Facility Total Market Capitalization Capacity $1,978,125 # of Shares Outstanding 287,300 Outstanding $576,933 Share Price as of 12/31/2019 $31.87 Letters of Credit $4,853 Total Market Capitalization $9,156,251 Remaining Capacity $1,396,339 Net Debt(1) $8,557,989 Interest Rate Spread (Prime) 0.75% Total Enterprise Value $17,714,240 Interest Rate Spread (LIBOR) 1.75% Net Debt to Total Enterprise Value 48% Weighted Average Interest Rate 3.30% Adjusted EBITDA to Interest Expense 3.4x Maturity Date 6/4/2023 Lease-Adjusted Leverage Ratio 5.7x Total Enterprise Value to Adjusted EBITDA 12.3x Credit Ratings S&P Moody's Corporate BB- Ba3 Senior Credit Facility BB Ba3 Senior Subordinated B B2 Outlook Stable Stable Date of Last Action 3/26/2019 6/27/2019 Total Debt Weighted Average Rates Weighted Average Interest 4.8% Weighted Average Maturity 5.8 Years USD Denominated 79.1% Debt Maturity Profile ($ in Millions) (2) (1) Net debt is calculated as current portion of long-term debt of $389.0mm plus long-term debt net of current portion of $8,275.6mm plus deferred financing costs of $87.0mm less cash and cash equivalents of $193.5mm. (2) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other. investors.ironmountain.com 24

IRON MOUNTAIN
Section IX - Capital Expenditures and Acquisitions

Capital Expenditures and Investments

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Capital Expenditures (1)						
Growth Investment:						
Real Estate (2)	$25,199	$29,061	(13.3)%	$133,093	$138,307	(3.8)%
Non-Real Estate	26,408	16,795	57.2 %	47,221	52,737	(10.5)%
Data Center (3)	85,809	56,384	52.2 %	402,741	162,666	n/a
Innovation	109	6,322	(98.3)%	14,705	15,857	(7.3)%
	$137,525	**$108,562**	**26.7 %**	**$597,760**	**$369,567**	**61.7 %**
Recurring:						
Real Estate	$12,448	$32,528	(61.7)%	$55,444	$73,146	(24.2)%
Non-Real Estate	9,627	9,512	1.2 %	28,882	23,187	24.6 %
Data Center	3,638	2,670	36.3 %	8,589	9,051	(5.1)%
	$25,713	**$44,710**	**(42.5)%**	**$92,915**	**$105,384**	**(11.8)%**
Total Growth Investment and Recurring Capital Expenditures	**$163,238**	**$153,272**	**6.5 %**	**$690,675**	**$474,951**	**45.4 %**
Net Change in Prepaid and Accrued Capital Expenditures and Financing Leases	(3,869)	(23,163)	(83.3)%	2,308	(14,889)	n/a
Total Cash Paid for Growth Investment and Recurring Capital Expenditures	**$159,369**	**$130,109**	**22.5 %**	**$692,983**	**$460,062**	**50.6 %**

Recurring CapEx as a % of Revenue TTM (excl. Data Center)


2.4%
2.4%
2.6%
2.6%
2.1%
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Data Center Recurring CapEx as a % of Data Center Revenue TTM


4.0%
3.8%
2.8%
3.0%
3.3%
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

(1) Includes integration recurring expense included in Significant Acquisition Costs of $0.5mm and $0.6mm in Q4 2019 and Q4 2018, respectively, and $1.2mm and $1.0mm in full year 2019 and full year 2018, respectively.
(2) Includes land, buildings improvements, and racking structures.
(3) Includes Non-Real Estate Growth Investment associated with our Global Data Center Business segment of $6.3mm and $3.3mm in Q4 2019 and Q4 2018, respectively, and $14.9mm and $7.5mm in full year 2019 and full year 2018, respectively.

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IRON MOUNTAIN
Section IX - Capital Expenditures and Acquisitions

Business Acquisitions

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Business Acquisitions						
Business Acquisitions (Excluding Data Centers)	$766	$28,039	(97.3)%	$40,001	$91,817	(56.4)%
Change in Business Acquisition Accruals and Cash Acquired	972	19,507	(95.0)%	18,236	15,215	19.9 %
Cash Paid for Acquisitions, Net of Cash Acquired, Excluding Data Centers	**$1,738**	**$47,546**	**(96.3)%**	**$58,237**	**$107,032**	**(45.6)%**
Data Center Acquisitions Cash Consideration	—	—	n/a	—	1,651,525	n/a
Total Data Center Acquisitions	—	—	n/a	—	1,651,525	n/a
Total Cash Paid for Acquisitions, Net of Cash Acquired	**$1,738**	**$47,546**	**(96.3)%**	**$58,237**	**$1,758,557**	**(96.7)%**

Customer Acquisitions

	Q4 2019	Q4 2018	% Change	Full Year 2019	Full Year 2018	% Change
Customer Acquisitions						
Acquisition of Customer Relationships (1)	$4,884	$45,011	(89.1)%	$52,356	$83,559	(37.3)%
Customer Inducements	1,942	2,690	(27.8)%	9,371	8,902	5.3 %
Contract Fulfillment Costs (2)	13,081	7,688	70.1 %	76,171	26,208	n/a
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$19,907**	**$55,389**	**(64.1)%**	**$137,898**	**$118,669**	**16.2 %**
Change in Customer Acquisition Accruals	(1,769)	(20,263)	(91.3)%	(6,251)	(19,982)	(68.7)%
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$18,138**	**$35,126**	**n/a**	**$131,647**	**$98,687**	**n/a**

(1) Acquisition of customer relationships contributed 0.6% to Organic Storage Rental Revenue and 1.1% to Organic Service Revenue in full year 2019.
(2) Includes $30.9mm associated with the execution of customer contracts in the year following the closing of the IO acquisition.

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Section X - Appendix and Definitions Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net); (iv) Significant Acquisition Costs; (v) Restructuring Charges; and (vi) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted EBITDA and Adjusted EBITDA Margin Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net); (iv) Significant Acquisition Costs; and (v) Restructuring Charges. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income plus depreciation on non-real estate assets, amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and excluding amortization expense associated with capitalized internal commissions, amortization of deferred financing costs, revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital expenditures and non-real estate growth investments (on a cash basis), excluding Significant Acquisition Capital Expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs, Restructuring Charges and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related. Funds From Operations, or FFO (Nareit), and FFO (Normalized) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment net (excluding real estate), (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net); (iv) real estate financing lease depreciation; (v) Significant Acquisition Costs; (vi) Restructuring Charges; (vii) the tax impact of reconciling items and discrete tax items; (viii) (income) loss from discontinued operations, net of tax; and (v) loss (gain) on sale of discontinued operations, net of tax. FFO (Normalized) per share FFO (Normalized) divided by weighted average fully-diluted shares outstanding. Service Adjusted EBITDA Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculation as they are included in the Storage NOI calculation. Service Adjusted EBITDAR Service Adjusted EBITDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted EBITDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. investors.ironmountain.com 27

Section X - Appendix and Definitions Storage Adjusted EBITDA Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Constant Currency Adjusts results for normalized FX impacts in prior period. Other Definitions Business Segments Global Record and Information Management ("Global RIM") Business: provides (i) storage of physical records, including media such as microfilm and microfiche, film, X-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for customers in approximately 50 countries ("Records Management"), (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, (collectively, "Data Management"), (iii) Information Governance and Digital Solutions, which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers' information, including the management of physical records, document conversion and digital storage in the United States and Canada, (iv) the shredding of sensitive documents for customers that, in many cases, store their records with us ("Secure Shredding") and the subsequent sale of shredded paper for recycling, and (v) on-demand, valet storage for consumers across 24 markets in North America through the MakeSpace JV. Global Data Center Business: provides enterprise-class data center facilities to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure and reliable data center options. As of December 31, 2019, our Global Data Center Business footprint spanned nine markets in the United States: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; Manassas, Virginia; Edison, New Jersey; Columbus, Ohio; and Phoenix and Scottsdale, Arizona and four international markets: Amsterdam, London, and Singapore, with land held for development in Frankfurt. Corporate and Other Business: consists primarily of Adjacent Businesses and other corporate items. Our Adjacent Businesses is comprised of (i) helping entertainment and media industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets, throughout the United States, Canada, France, China - Hong Kong S.A.R., the Netherlands and the United Kingdom ("Entertainment Services") and (ii) technical expertise in the handling, installation and storing of art in the United States, Canada and Europe ("Fine Arts"). Additionally, our Corporate and Other Business segment includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole, and stock-based employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan. Additionally, our Corporate and Other Business segment includes our technology escrow services business in the United States. Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Real Estate – Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues or achieve operational efficiencies. Non-Real Estate - Expenditures that support the growth of our business, and/or increase our profitability, such as customer-inventory technology systems, security upgrades or system enhancements. Data Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. Innovation - Discretionary capital expenditures in significant new products and services in new, existing or AB opportunities. Recurring: Real Estate – Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate – Expenditures primarily related to the replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. Data Center – Expenditures related to the upgrade or re-configuration of existing data center assets. Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. investors.ironmountain.com 28

Section X - Appendix and Definitions Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Customer Inducements – Represents Move Costs and Permanent Withdrawal Fees. Data Center Business Definitions Leasable MW – Represents the amount of critical power capacity available for customer use, measured in megawatts. Leased % Calculation – Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV – “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE – “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Lease-Adjusted Leverage Ratio - The calculation for this ratio is net debt including the capitalized value of lease obligations plus six times rent expenses divided by EBITDA plus rent expenses. Organic Revenue Growth - Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Restructuring Charges - Operating expenditures associated with Project Summit, our transformation program announced in Q4 2019 which is designed to accelerate execution of Iron Mountain's Strategy. Storage Rev/NOI per Sq.Ft. - Storage revenue (or storage NOI) divided by the quarterly building sq ft average for storage products. Significant Acquisition Capital Expenditures – Represents capitalized expenditures associated with the May 2, 2016 acquisition of Recall Holdings Limited ("Recall") pursuant to the Scheme Implementation Deed, as amended with Recall (the "Recall Transaction") and the acquisition of IO Data Centers, LLC. Significant Acquisition Costs – Represents operating expenditures associated with (1) our acquisition of Recall including: (i) advisory and professional fees to complete the Recall Transaction; (ii) costs associated with the divestments required in connection with receipt of regulatory approvals in connection with the Recall transaction (including transitional services); and (iii) costs to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs, as well as certain costs associated with our shared service center initiative for our finance, human resources and information technology functions; and (2) the advisory and professional fees to complete the acquisition of IO Data Centers, LLC. Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adjusted EBITDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) investors.ironmountain.com 29

Section X - Appendix and Definitions Tax Rates Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/ benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Physical Storage Volume - Comprised of Iron Mountain’s comprehensive portfolio of physical storage, including Records Management hardcopy records, data protection tapes, Consumer and Other, and Adjacent Businesses (Fine Art and Entertainment Services), measured on an absolute basis in cubic feet. investors.ironmountain.com 30